EHEALTH, INC.
AMENDMENT TO SEVERANCE AGREEMENT

RECITALS
WHEREAS, eHealth, Inc. (the “Company”) and Gavin G. Galimi (“Executive”) previously entered into a Severance Agreement, effective as of September 29, 2022 (the “Agreement”); and
WHEREAS, the Company and Executive wish to amend the Agreement on the terms set forth herein.
NOW, THEREFORE, effective as of the date hereof, the Agreement is amended as follows pursuant to this Amendment to Severance Agreement (the “Amendment”):
AGREEMENT

1.The last sentence in Section 2(b)(ii) of the Agreement titled “Equity Award Vesting” is hereby deleted in its entirety and replaced with the following sentence for purposes of correcting a drafting error in the original Agreement:

"For the avoidance of doubt, all performance-based equity awards for which performance goals have been achieved but which remain subject to time-based vesting shall be considered time-based awards under the terms of this Agreement but shall otherwise be governed by the applicable incentive plan and the award agreements pursuant to which the performance-based equity awards were granted.”

2.     Except as amended hereby, the terms of the Agreement remain in full force and effect.

This Amendment shall be effective as of the last date on which it is executed by both parties below.

EHEALTH, INC.
By: /s/ Derrick A. Duke
Name: Derrick A. Duke
Title: Chief Executive Officer
Date: August 4, 2026

EXECUTIVE
/s/ Gavin G. Galimi
Name: Gavin G. Galimi
Date: August 4, 2026